                                                                     EXHIBIT 3.2


                         AMENDED AND RESTATED BY-LAWS

                                       OF

                             RADIANT SYSTEMS, INC.,
                             a Georgia corporation


                           Adopted December 10, 1996

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                             RADIANT SYSTEMS, INC.


                               TABLE OF CONTENTS
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ARTICLE I. - DEFINITIONS............................................ 1

ARTICLE II. - GENERAL PROVISIONS REGARDING NOTICES.................. 1
     Section 1.   NOTICES........................................... 1
     Section 2.   WAIVER OF NOTICE.................................. 2

ARTICLE III. - SHAREHOLDERS' MEETINGS............................... 3
     Section 1.   PLACE OF MEETING.................................. 3
     Section 2.   ANNUAL MEETING.................................... 4
     Section 3.   SPECIAL MEETINGS.................................. 4
     Section 4.   NOTICE TO SHAREHOLDERS............................ 4
     Section 5.   FIXING OF RECORD DATE............................. 5
     Section 6.   QUORUM AND VOTING REQUIREMENTS.................... 6
     Section 7.   PROXIES........................................... 7
     Section 8.   INFORMAL ACTIONS BY SHAREHOLDERS.................. 7

ARTICLE IV. - DIRECTORS............................................. 7
     Section 1.   GENERAL POWERS.................................... 7
     Section 2.   NUMBER, ELECTION AND TERMS........................ 7
     Section 3.   VACANCIES AND NEWLY CREATED DIRECTORSHIPS......... 8
     Section 4.   CONTINUANCES IN OFFICE............................ 8
     Section 5.   REMOVAL........................................... 8
     Section 6.   PLACE OF MEETING.................................. 8
     Section 7.   COMPENSATION...................................... 9
     Section 8.   REGULAR MEETINGS.................................. 9
     Section 9.   SPECIAL MEETINGS.................................. 9
     Section 10.  GENERAL PROVISIONS REGARDING NOTICE AND WAIVER.... 9
     Section 11.  QUORUM............................................ 9
     Section 12.  MANNER OF ACTING.................................. 9
     Section 13.  COMMITTEES....................................... 10
     Section 14.  ACTION WITHOUT FORMAL MEETING.................... 10
     Section 15.  CONFERENCE CALL MEETINGS......................... 10
     Section 16.  NOMINATIONS AND NOTIFICATION OF NOMINATIONS
                  FOR DIRECTORS.................................... 11

                                      (i)

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ARTICLE V. - OFFICERS.............................................. 11
     Section 1.  GENERALLY......................................... 11
     Section 2.  COMPENSATION...................................... 12
     Section 3.  VACANCIES......................................... 12
     Section 4.  CHIEF EXECUTIVE OFFICER........................... 12
     Section 5.  SECRETARY......................................... 13
     Section 6.  DEPUTY OFFICERS................................... 13
     Section 7.  ASSISTANT OFFICERS................................ 13

ARTICLE VI. - INDEMNIFICATION...................................... 13
     Section 1.  DEFINITIONS FOR INDEMNIFICATION PROVISIONS........ 13
     Section 2.  MANDATORY INDEMNIFICATION AGAINST EXPENSES........ 14
     Section 3.  AUTHORITY FOR PERMISSIVE INDEMNIFICATION.......... 14
     Section 4.  DETERMINATION AND AUTHORIZATION OF
                   PERMITTED INDEMNIFICATION....................... 15
     Section 5.  SHAREHOLDER APPROVED INDEMNIFICATION.............. 16
     Section 6.  ADVANCES FOR EXPENSES............................. 17
     Section 7.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND
                   AGENTS.......................................... 17
     Section 8.  INSURANCE......................................... 17
     Section 9.  EXPENSES FOR APPEARANCE AS WITNESS................ 17

ARTICLE VII. - FAIR PRICE REQUIREMENTS............................. 18
     Section 1.  DEFINITIONS....................................... 18
     Section 2.  ADDITIONAL BUSINESS COMBINATION APPROVAL.......... 21
     Section 3.  "INTERESTED SHAREHOLDER" DEFINED AND EXCEPTION
                   TO VOTE REQUIREMENT OF ARTICLE VII, SECTION 2... 21
     Section 4.  REPEAL OF ARTICLE VII AND LIMITATIONS............. 23

ARTICLE VIII. - BUSINESS COMBINATIONS WITH INTERESTED
                   SHAREHOLDER..................................... 24
     Section 1.  DEFINITIONS....................................... 24
     Section 2.  BUSINESS COMBINATIONS WITH INTERESTED
                   SHAREHOLDERS.................................... 26
     Section 3.  REPEAL OF ARTICLE VIII............................ 27

ARTICLE IX. - REIMBURSEMENT OF NONDEDUCTIBLE PAYMENTS TO
                   OFFICERS AND EMPLOYEES.......................... 27
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                                     (ii)

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ARTICLE X. - FISCAL YEAR........................................... 27

ARTICLE XI. - ANNUAL STATEMENTS.................................... 28

ARTICLE XII. -  CAPITAL STOCK...................................... 28
     Section 1.  FORM.............................................. 28
     Section 2.  TRANSFER.......................................... 29
     Section 3.  RIGHTS OF HOLDER.................................. 29
     Section 4.  LOST OR DESTROYED CERTIFICATES.................... 29

ARTICLE XIII. - SEAL............................................... 30

ARTICLE XIV. - REGISTERED OFFICE AND REGISTERED AGENT.............. 30

ARTICLE XV. - AMENDMENT TO BYLAWS.................................. 30
     Section 1.  AMENDMENT OF BYLAWS BY BOARD OF DIRECTORS......... 30
     Section 2.  SUPERMAJORITY REQUIRED FOR AMENDMENT BY
                   SHAREHOLDERS.................................... 30

                                     (iii)

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                             RADIANT SYSTEMS, INC.

                          (ADOPTED: DECEMBER 10, 1996)


                                  ARTICLE I.

                                  DEFINITIONS

    As used in these By-Laws, the terms set forth below shall have the meanings indicated, as follows:

    "Articles of Incorporation" means the Articles of Incorporation of the
     -------------------------
Corporation, as amended from time to time.

    "Board" shall mean the Board of Directors of the Corporation.
     -----

    "Chief Executive Officer" shall mean the President of the Corporation, or
     -----------------------
such other officer as shall be designated by the Board as having the duties of the Chief Executive Officer, as described in Section 4 of Article V of these By-Laws.

    "Code" shall mean the Georgia Business Corporation Code, as amended from
     ----
time to time.

    "Corporation" shall mean Radiant Systems, Inc., a Georgia corporation.
     -----------

    "Secretary" shall mean the Secretary of the Corporation, or such other
     ---------
officer as shall be designated by the Board as having the duties of the corporate Secretary as described in Section 5 of Article V of these By-Laws.

    "Secretary of State" shall mean the Secretary of State of Georgia.
     ------------------

    "Voting group" shall have the meaning set forth in subsection (a) of Section
     ------------
6 of Article III of these By-Laws.

                                  ARTICLE II.

                     GENERAL PROVISIONS REGARDING NOTICES

     Section 1. NOTICES. Except as otherwise provided in the Articles of Incorporation or these By-Laws, or as otherwise required by applicable law:

    (a) Any notice required by these By-Laws or by law shall be in writing unless oral notice is reasonable under the circumstances.

    (b) Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

    (c) Written notice by the Corporation to any shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; provided that if the
                                                  --------
Corporation has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

    (d) Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual registration with the Secretary of State.

    (e) Except as provided in subsection (c) of this Section 1, written notice, if in a comprehensible form, is effective at the earliest of the following:

    (1) When received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

    (2) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

    (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

    (f) Oral notice is effective when communicated if communicated in a comprehensible manner.

    (g) In calculating time periods for notice under these By-Laws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

     Section 2. WAIVER OF NOTICE. Except as otherwise provided or required by the Articles of Incorporation, these By-Laws or applicable law:

    (a) A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

    (b) A shareholder's attendance at a meeting:

    (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

    (2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

    (c) Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter's rights under the Code and obtain payment for his shares shall not be effective unless:

    (1) Prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Code would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters' rights as provided in the Code; or

    (2) The waiver expressly waives the right to receive the material required to be furnished.

    (d) A director may waive any notice required to be given to such director by the Code, the Articles of Incorporation, or these By-Laws before or after the date and time stated in the notice. Except as provided by subsection (e) of this Section 2, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

    (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                 ARTICLE III.

                             SHAREHOLDERS' MEETINGS


    Section 1. PLACE OF MEETING. The Board may designate any place within or outside the State of Georgia as the place of meeting for any annual or special shareholders' meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or outside the State of Georgia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

     Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the second Tuesday in April of each year, if not a legal holiday (and if such is a legal holiday, then on the next following day not a legal holiday), at such time and place as the Board shall determine, at which time the shareholders shall elect a Board and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board may cause the annual meeting of shareholders to be held on such other date in any year as the Board shall determine to be in the best interests of the Corporation, and any business transacted at that meeting shall have the same validity as if transacted on the date designated herein.

     Section 3. SPECIAL MEETINGS. Except to the extent otherwise prescribed by statute or the Articles of Incorporation, special meetings of the shareholders, for any purpose or purposes, may only be called by the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to resolution adopted by a majority of the entire board of directors.

     Section 4.  NOTICE TO SHAREHOLDERS.

    (a) Except as otherwise specifically provided in this Section 4, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these By-Laws.

    (b) The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

    (c) Unless otherwise required by the Code with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

    (d) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

    (e) Unless a new record date is set (or is required by law or by the terms of these By-Laws to be set) therefor, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these By-Laws as if such adjourned meeting were a newly-called meeting.

    (f) If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters' rights under the Code, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters' rights, and shall include the description of such statutory dissenters' rights required by the Code.

    (g) If any corporate action which would give rise to statutory dissenters' rights under the Code is taken by written consent of shareholders without a meeting, or is taken at a meeting with respect to which less than all shareholders were entitled to receive notice, or is otherwise taken without a vote of shareholders, the Corporation shall cause notice thereof, including the information concerning statutory dissenters' rights contemplated by paragraph
(b) above, to be given, not more than ten (10) days after the adoption of such action by shareholder vote at a meeting or by written consent to those shareholders who did not execute such written consent or who were not entitled to receive notice of such meeting, or to all shareholders if such action was otherwise taken without a vote of shareholders.

    Section 5.  FIXING OF RECORD DATE.

    (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose.

    (b) A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

    (c) A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

    (d) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation's shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

     Section 6.  QUORUM AND VOTING REQUIREMENTS.

    (a) Except as otherwise provided by the Articles of Incorporation or the
Code:

          (i) A "voting group" with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Code, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Code or these By-Laws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

         (ii) Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

        (iii) A majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.

         (iv) The presence of a quorum of each voting group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

          (v) Action on a matter other than election of directors is approved by a voting group if a quorum of such voting group exists and the number of votes cast within such voting group in favor of such action exceeds the number of votes cast within such voting group against such action.

         (vi) Except as otherwise provided in these By-Laws, all shares entitled to vote for election of directors shall vote thereon as a single voting group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such voting group is present.

    (b) Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or is required by law or these By-Laws to be, set for that adjourned meeting.

    (c) If a quorum for transaction of business shall not be present at a meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these By-Laws to be, fixed. At such adjourned meeting (for which no new record date is, or is required to be, set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

     Section 7. PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be: (i) effective unless given in writing and signed, either personally by the shareholder or his attorney-in-fact; or (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes; or valid after eleven months from its date, unless said proxy expressly provides for a longer period.

     Section 8. INFORMAL ACTIONS BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consent (which may take the form of one or more counterpart copies), setting forth the action so taken, shall be signed by all the holders of all the shares entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the shareholders; provided, however, that no such consent which purports to be an approval of any plan of merger, share exchange, asset sale or other transaction (i) as to which shareholder approval is required by the Code and (ii) with respect to which specific disclosure requirements to voting shareholders are imposed by the Code, shall be effective unless:

    (1) prior to the execution of the consent, each consenting shareholder shall have been furnished the same material which, under the Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights; or:

    (2) the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

                                  ARTICLE IV.

                                   DIRECTORS

     Section 1. GENERAL POWERS. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Articles of Incorporation, or any amendment to these By-Laws approved by the shareholders of the Corporation, or any otherwise lawful agreement among the shareholders of the Corporation.

     Section 2. NUMBER, ELECTION AND TERMS. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors which, except as otherwise fixed by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 1997, the term of office of the second class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 1998, and the term of office of the third class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 1999. At each annual meeting of the shareholders of the Corporation, and except as otherwise so fixed by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Corporation after their election.

     Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the board of directors, or by the sole remaining director. A director so chosen shall hold office until the next annual meeting of shareholders of the Corporation. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     Section 4. CONTINUANCES IN OFFICE. Notwithstanding the foregoing provisions of this Article IV, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

     Section 5. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

     Section 6. PLACE OF MEETING. The Board may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

     Section 7. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

     Section 8. REGULAR MEETINGS. A regular annual meeting of the Board shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

     Section 9. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than two (2) days' notice to each director by mail, telegram, cablegram or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Code, and shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two (2) or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

     Section 10. GENERAL PROVISIONS REGARDING NOTICE AND WAIVER. Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these By-Laws.

     Section 11. QUORUM. At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these By-Laws, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

     Section 12. MANNER OF ACTING. Except as expressly otherwise provided by the Articles of Incorporation or other provisions of these By-Laws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

    (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

    (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

    (3) He does not vote in favor of the action taken and delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

    Section 13.  COMMITTEES.

    (a) Except as otherwise provided by the Articles of Incorporation, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

    (b) The provisions of these By-Laws and of the Code which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this
Section 11 and their members.

    (c) To the extent specified by the Articles of Incorporation, these By-Laws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board, provided that a committee may not:

    (1) Approve, or propose to shareholders for approval, action required by the Code to be approved by shareholders;

    (2) Fill vacancies on the Board or on any of its committees;

    (3) Exercise any authority which the Board may have to amend the Articles of Incorporation;

    (4) Adopt, amend, or repeal by-laws; or

    (5) Approve a plan of merger not requiring shareholder approval.

    Section 14. ACTION WITHOUT FORMAL MEETING. Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

    Section 15. CONFERENCE CALL MEETINGS. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 16. NOMINATIONS AND NOTIFICATION OF NOMINATIONS FOR DIRECTORS. Nominations for election to the Board may be made by the Board, any nominating committee thereof or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of the Corporation not later than the later of (i) the close of business on the seventh (7th) calendar day following the date on which notice of the meting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders) and
(ii) a date ninety (90) days prior to the date of the meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    The notification shall be signed by the nominating shareholder and shall include or be accompanied by a signed written consent of each person to be named as a nominee for election as a director. Purported nominations not made in compliance with these procedures may be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The Board may also refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                  ARTICLE V.

                                   OFFICERS

     Section 1. GENERALLY. The Board shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these By-Laws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

    (a) The Corporation shall have, at a minimum, the following officers, which offices shall bear the titles designated therefor by resolution of the Board, but in the absence of such designation shall bear the titles set forth below:

              Office                     Title
              ------                     -----

         Chief Executive Officer       President

         Secretary                     Secretary

    (b) All officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his successor, subject to his earlier death, resignation or removal.

    (c) Any person may hold two or more offices simultaneously, and no officer need be a shareholder of the Corporation.

    (d) If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

     Section 2. COMPENSATION. The salaries of the officers of the Corporation shall be fixed by the Board, except that the Board may delegate to any officer or officers the power to fix the compensation of any other officer.

     Section 3. VACANCIES. A vacancy in any office, because of resignation, removal or death may be filled by the Board for the unexpired portion of the term, or if so provided by resolution of the Board, by an officer of the Corporation to whom has been delegated the authority to appoint the holder of such vacated office.

     Section 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have such title or titles designated by the Board and shall be the principal executive officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall in general manage, supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of all of the stockholders. He may sign, individually or in conjunction with any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board or by the By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board from time to time.

     Section 5. SECRETARY. The Secretary may be designated by any such title as determined by resolution of the Board, but shall have the duties of the officer denominated the "Secretary" under the Code. Such officer shall: (a) attend and keep the Minutes of the shareholders' meetings and of the Board's meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as otherwise required by law or the provisions of the Articles of Incorporation;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation's shareholders in a form that permits the preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and class of shares held by each; (e) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (f) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the Code or otherwise to create, maintain or preserve; (g) in general perform all duties incident to the legal office of "Secretary", as described in the Code, and such other duties as from time to time may be assigned to him by the Board.

     Section 6. DEPUTY OFFICERS. The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Board; however, any office designated with the prefix "Vice" or "Deputy" shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board from time to time.

     Section 7. ASSISTANT OFFICERS. The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

                                 ARTICLE VI.

                                INDEMNIFICATION

     Section 1.  DEFINITIONS FOR INDEMNIFICATION PROVISIONS.  As used in this
Article VI, the term:

    (1) "Corporation" (when spelled with an initial capital letter) includes any domestic or foreign predecessor entity of the "Corporation" (as defined in Article I of these By-Laws) in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

    (2) "director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

    (3) "expenses" include attorneys' fees.

    (4) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

    (5) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

    (6) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 2. MANDATORY INDEMNIFICATION AGAINST EXPENSES. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

     Section 3.  AUTHORITY FOR PERMISSIVE INDEMNIFICATION.

    (a) Except as otherwise provided in this Section, the Corporation may indemnify an individual who is a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that such conduct was in the best interests of the Corporation; in all other cases, that such conduct was at least not opposed to the best interests of the Corporation; and in the case of any criminal proceeding, that he had no reasonable cause to believe such conduct was unlawful.

    (b) A director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that the director reasonably believed was at least not opposed to the best interests of the Corporation; and

    (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 3.

    (d) The Corporation may not indemnify a director under this Section 3:

    (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Section 3; or

    (2) In connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

     Section 4.  DETERMINATION AND AUTHORIZATION OF PERMITTED INDEMNIFICATION.

    (a) The Corporation may not indemnify a director under Section 3 of this
Article VI unless authorized thereunder and a determination has been made for a specific case proceeding that indemnification of the director is permissible in the circumstances because he has met the relevant standard of conduct set forth in such Section 3.

    (b) The determination shall be made:

    (1) If there are two or more disinterested directors, by the Board by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

    (2) By special legal counsel:

               (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

               (B) If there are fewer than two disinterested directors, selected by the Board (in which selection directors who do not qualify as disinterested directors may participate); or

    (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

    (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(2)(B) of this Section 4 to select special legal counsel.

     Section 5.  SHAREHOLDER-APPROVED INDEMNIFICATION.

    (a) Without regard to any limitations contained in any other section of this
Article VI, the Corporation may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Corporation's Articles of Incorporation (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or by-law approved or ratified by the requisite shareholder vote), indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

    (b) The Corporation shall not indemnify a director under this Section 5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the
Corporation:

    (1) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

    (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

    (3) For any type of liability for unlawful distribution under Section 14-2-832 of the Code, or any successor statute; or

    (4) For any transaction from which he received an improper personal benefit.

    (c) Where approved or authorized in the manner described in subsection (a) of this Section 5, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

    (1) The director furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 5; and

    (2) The director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this
        Section 5.

     Section 6.  ADVANCES FOR EXPENSES.

    (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director in advance of final disposition of the proceeding if:

    (1) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection (a) of Section 3 of this Article VI or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles as authorized by paragraph (4) of subsection
        (b) of Code Section 14-202; and

    (2) The director furnishes the Corporation a written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under this Article.

    (b) The undertaking required by paragraph (2) of subsection (a) of this
Section 6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

    (c) Authorizations under this Section 5 shall be made:

    (1)   By the Board:

                (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                (B) When there are fewer than two disinterested directors, by the vote necessary for action by the Board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

    (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

    Section 7.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

    (a) The Corporation may indemnify and advance expenses under this part to an officer of the Corporation who is a party to a proceeding because he is an officer of the Corporation:

    (1) To the same extent as a director; and

    (2) If he is not a director, to such further extent as may be provided by the Articles of Incorporation, the By-Laws, a resolution of the Board, or contract except for liability arising out of conduct that constitutes:

                (A) Appropriation, in violation of his duties, of any business opportunity of the Corporation;

                (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                (C) The types of liability set forth in Code Section 14-2-832;
        or

                (D) Receipt of an improper personal benefit.

    (b) The provisions of paragraph (2) of subsection (a) of this Section 6 shall apply to an officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an officer.

    (c) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 2, and may apply to a court under Code
Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

    (d) The Corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, By-Laws, general or specific action of its Board, or contract.

    Section 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, serves at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him against the same liability under this part.

     Section 9.  EXPENSES FOR APPEARANCE AS WITNESS.  Nothing contained in this
Article VI shall be deemed to limit the Corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness in a proceeding at a time when he is not a party.

                                 ARTICLE VII.

                            FAIR PRICE REQUIREMENTS

    Section 1.  DEFINITIONS.

    As used in this Article VII, the term:

    (1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control With a specified person.

    (2) "Announcement Date" means the date of the first general public announcement of the proposal of the Business Combination.

    (3) "Associate," when used to indicate a relationship with any person, means:

        (A) Any corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director, or partner or is the Beneficial Owner of ten percent (10%) or more of any class of equity securities;

        (B) Any trust or other estate in which such person has a beneficial interest of ten percent (10%) or more or as to which such person serves as trustee or in a similar fiduciary capacity; and

        (C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

    (4) "Beneficial Owner" means a person shall be considered to be the beneficial owner of any equity securities:

        (A) Which such person or any of such person's Affiliates or Associates owns, directly or indirectly;

        (B) Which such person or any of such person's Affiliates or Associates, directly or indirectly, has:

              (i) The right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

              (ii) The right to vote pursuant to any agreement, arrangement, or understanding; or

          (C) Which are owned, directly or indirectly, by any other person with which such person or any of such person's Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of equity securities.

    (5)   "Business Combination" means:

          (A) Any merger of the Corporation or any subsidiary with:

              (i)   Any Interested Shareholder; or

              (ii) Any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction;

          (B) Any share exchange with (i) any Interested Shareholder or (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the share exchange would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction;

          (C) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions in any 12-month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of ten percent (10%) or more of the net assets of the Corporation as of the end of such fiscal quarter;

          (D) The issuance or transfer by the Corporation, or any subsidiary, in one transaction or a series of transactions in any 12-month period, of any equity securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding common and preferred shares of the Corporation whose shares are being issued to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Shares or any other method affording substantially proportionate treatment to the holders of Voting Shares;

          (E) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (F) Any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger of the Corporation with any of its subsidiaries, or any share exchange with any of its subsidiaries, which has the effect, directly or indirectly, in one transaction or a series of transactions in any 12-month period, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class or series of equity securities of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

    (6) "Continuing Director" means any member of the board of directors who is not an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Corporation or any of its subsidiaries, and who was a director of the Corporation prior to the Determination Date, and any successor to such Continuing Director who is not an Affiliate or an Associate of an Interested Shareholder or any of its Affiliates, other than the Corporation or its subsidiaries, and is recommended or elected by a majority of all of the Continuing Directors.

    (7) "Control," including the terms "Controlling," "Controlled By," and "Under Common Control With," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of shares representing ten percent (10%) or more of the votes entitled to be cast by the Corporation's Voting Shares shall create an irrebuttable presumption of control.

    (8) "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

    (9)   "Fair Market Value" means:

          (A) In the case of securities, the highest closing sale price, during the period beginning with and including the Determination Date and for 29 days prior to such date, of such a security on a principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing sales price or, if none is available, the average of the highest bid and asked prices reported with respect to such a security, in each case during the 30-day period referred to above, on the National Association of Securities Dealers, Inc., Automatic Quotation

    System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a security as determined in good faith at a duly called meeting of the board of directors by a majority of all of the Continuing Directors, or, if there are no Continuing Directors, by the entire board of directors; and

          (B) In the case of property other than securities, the fair market value of such property on the date in question as determined in good faith at a duly called meeting of the board of directors by a majority of all of the Continuing Directors, or, if there are no Continuing Directors, by the entire board of directors of the Corporation.

    (10) "Interested Shareholder" means any person, other than the Corporation, its subsidiaries, Erez Goren, Alon Goren or any of their Affiliates, that:

          (A) Is the Beneficial Owner of ten percent (10%) or more of the voting power of the outstanding Voting Shares of the Corporation; or

          (B) Is an Affiliate of the Corporation and, at any time within the two-year period immediately prior to the date in question, was the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Shares of the Corporation.

For the purpose of determining whether a person is an Interested Shareholder, the number of Voting Shares deemed to be outstanding shall not include any unissued Voting Shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

    (11) "Net Assets" means the amount by which the total assets of the Corporation exceed the total debts of the Corporation.

    (12) "Voting Shares" means shares entitled to vote generally in the election of directors.


Section 2.    ADDITIONAL BUSINESS COMBINATION APPROVAL.

    In addition to any vote otherwise required by law or the Articles of Incorporation of the Corporation, a Business Combination shall be:

          (1) Unanimously approved by the Continuing Directors, provided that the Continuing Directors constitute at least three members of the board of directors at the time of such approval; or

          (2) Recommended by at least two-thirds of the Continuing Directors and approved by a majority of the votes entitled to be cast by holders of Voting

    Shares, other than Voting Shares beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination.

Section 3. "INTERESTED SHAREHOLDER" DEFINED AND EXCEPTION TO VOTE REQUIREMENT OF ARTICLE VII, SECTION 2.

    (a) As used in this Article VII, Section 3, the term "Interested Shareholder" refers to the Interested Shareholder which is party to, or an Affiliate of which is party to, the Business Combination in question, other than Erez Goren, Alon Goren or any of their Affiliates.

    (b) The vote required by Section 2 of this Article VII does not apply to a Business Combination if each of the following conditions is met:

          (1) The aggregate amount of the cash, and the Fair Market Value as of five days before the consummation of the Business Combination of consideration other than cash, to be received per share by holders of any class of common shares or any class or series of preferred shares in such Business Combination is at least equal to the highest of the following:

                (A) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the Interested Shareholder for any shares of the same class or series acquired by it:

                      (i) Within the two-year period immediately prior to the
                Announcement Date; or

                      (ii) In the transaction in which it became an Interested
                Shareholder, whichever is higher;

                (B) The Fair Market Value per share of such class or series as determined on the Announcement Date or as determined on the Determination Date, whichever is higher; or

                (C) In the case of shares other than common shares, the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, provided that this subparagraph shall only apply if the Interested Shareholder has acquired shares of such class or series within the two-year period immediately prior to the Announcement Date;

          (2) The consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same for as the Interested Shareholder has previously paid for shares of the same class or series. If the Interested Shareholder has paid for shares of any class or series of shares with varying forms of consideration, the form of consideration for such class or series of shares shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it;

          (3) After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                (A) Unless approved by a majority of the Continuing Directors, there shall have been:

                      (i) No failure to declare and pay at the regular date
                therefor any full periodic dividends, whether or not cumulative, on any outstanding preferred shares of the Corporation;

                      (ii) No reduction in the annual rate of dividends paid on
                any class of common shares, except as necessary to reflect any subdivision of the shares;

                      (iii) An increase in such annual rate of dividends as is
                necessary to reflect any reclassification, including any reverse share split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares; and

                      (iv) No increase in the Interested Shareholder's
                percentage ownership of any class or series of shares of the Corporation by more than one percent (1%) in any 12-month period;

                (B) The provisions of divisions (i) and (ii) of subparagraph (A) of this paragraph shall not apply if the Interested Shareholder or an Affiliate or Associate of the Interested Shareholder did not vote as a director of the Corporation in a manner inconsistent with divisions
          (i) and (ii) of subparagraph (A) of this paragraph and the Interested Shareholder, within ten (10) days after any act or failure to act inconsistent with divisions (i) and (ii) of subparagraph (A) of this paragraph, notified the board of directors of the Corporation in writing that the Interested Shareholder disapproved thereof and requested in good faith that the board of directors rectify the act or failure to act; and

          (4) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder has not received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

Section 4.     REPEAL OF ARTICLE VII AND LIMITATIONS.

    (a) This Article VII shall be irrevocable except that it may be repealed by the affirmative vote of at least two-thirds of the Continuing Directors and a majority of the votes entitled to be cast by the voting shares of the Corporation, other than shares beneficially owned by any Interested Shareholder and affiliates and associates of any Interested Shareholder, in addition to any other vote required by the Articles of Incorporation or By-Laws to amend these By-Laws.

    (b) The requirement of Section 2 of this Article VII shall not apply to Business Combinations with an Interested Shareholder or its Affiliates if, during the three-year period immediately preceding the consummation of the Business Combination, the Interested Shareholder has not at any time during such period:

    (1) Ceased to be an Interested Shareholder; or

    (2) Increased its percentage ownership of any class or series of common or preferred shares of the Corporation by more than one percent (1%) in any 12-month period.


                                 ARTICLE VIII.

              BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

Section 1.     DEFINITIONS.

    For purposes of this Article VIII, the definitions contained in Article VII,
Section 1 shall be applicable with the following exceptions:

          (1) For purposes of this part, a person shall not be considered to be the "Beneficial Owner," as that term is defined Article VII, Section 1, of:

                (A) Stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or

                (B) Any equity securities which such person or such person's Affiliates or Associates have the right to vote pursuant to any agreement, arrangement, or understanding if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons;

          (2) For purposes of this part, "Business Combination" means:

                (A) Any merger or consolidation of the Corporation or any subsidiary with (i) any Interested Shareholder; or (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction other than as a result of the Interested Shareholder's ownership of the Corporation's voting stock;

                (B) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions, to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of ten percent (10%) or more of the Net Assets of the Corporation as of the end of such fiscal quarter;

                (C) The issuance or transfer by the Corporation, or any subsidiary, in one transaction or a series of transactions, of any equity securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding common and preferred shares of the Corporation whose shares are being issued to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Shares or any other method affording substantially proportionate treatment to the holders of Voting Shares, and except pursuant to the exercise or conversion of securities exercisable for or convertible into shares of the Corporation, or any subsidiary, which securities were outstanding prior to the time that any Interested Shareholder became such;

                (D) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

                (E) Any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, which has the effect, directly or indirectly, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class or series of equity securities of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                (F) Any receipt by the Interested Shareholder, or any Affiliate or Associate of the Interested Shareholder, other than in the ordinary course of business, of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits or assistance or any tax credits or other tax advantages provided by or through the Corporation or any of its subsidiaries; and

                (G) Any share exchange with (i) any Interested Shareholder or
          (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the share exchange would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction; and

          (3) For purposes of this Article VIII, the presumption of control created by paragraph (7) of Article VII, Section 1 shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group have Control of the Corporation.


Section 2.  BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS.

    (a) The Corporation shall not engage in any Business Combination with any Interested Shareholder for a period of five years (5) following the time that such shareholder became an Interested Shareholder, unless:

          (1) Prior to such time, the Corporation's board of directors approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;

          (2) In the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder became the Beneficial Owner of at least ninety percent (90%) of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by: (A) persons who are directors or officers, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer; or

          (3) Subsequent to becoming an Interested Shareholder, such shareholder acquired additional shares resulting in the Interested Shareholder being the Beneficial Owner of at least ninety percent (90%) of the outstanding voting stock of the Corporation, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are directors or officers of the Corporation, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer, and the Business Combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from said vote, for the purpose of this paragraph only, the voting stock beneficially owned by the Interested Shareholder or by (A) persons who are directors or officers of the Corporation, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer.

    (b) The restrictions contained in this Section 2 shall not apply if a shareholder: (1) becomes an Interested Shareholder inadvertently; (2) as soon as practicable divests sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (3) would not, at any time within the five-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition.

Section 3.     REPEAL OF ARTICLE VIII.

    This Article VIII shall be irrevocable except that it may be repealed by the affirmative vote of at least two-thirds of the Continuing Directors and a majority of the votes entitled to be cast by the voting shares of the Corporation, other than shares beneficially owned by any Interested Shareholder and affiliates and associates of any Interested Shareholder, in addition to any other vote required by the Articles of Incorporation or By-Laws to amend these By-Laws.

                                  ARTICLE IX.

                        REIMBURSEMENT OF NON-DEDUCTIBLE
                      PAYMENTS TO OFFICERS AND EMPLOYEES

    In the event any payments to an officer or employee of the Corporation, such as salary, commission, bonus, interest or rent expenses incurred by him, is thereafter disallowed in whole or in part by the Internal Revenue Service as a proper deduction for income tax purposes under Section 162 of the Internal Revenue Code of 1986 (or disallowed under any similar statutory section which may subsequently replace such Section 162), such disallowed payments shall be deemed to be an obligation owed by such officer or employee to the Corporation. Such disallowed payments shall be reimbursed by such officer or employee to the Corporation on or before ninety (90) days following the final determination of such disallowance by the Internal Revenue Service or entry of the final judgment of such determination if adjudicated. It shall be the duty of the Board to enforce reimbursement of each such amount disallowed, including the withholding from future compensation payments to such officer or employee until the amount owed to the Corporation has been recovered.

                                  ARTICLE X.

                                  FISCAL YEAR

    The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.

                                  ARTICLE XI.

                               ANNUAL STATEMENTS

    (a) No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

          (i) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year, and

         (ii) A profit and loss statement showing the results of its operation during the fiscal year.

    Upon written request, the Corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement. If prepared for other purposes, the Corporation shall also furnish upon written request a statement of sources and applications of funds and a statement of changes in shareholders' equity for the fiscal year. If financial statements are prepared by the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared otherwise than on the basis of generally accepted accounting principles, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the Corporation for the use of others.

    (b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the Chief Executive Officer or the person responsible for the Corporation's accounting records:

        (1) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

        (2) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                                 ARTICLE XII.

                                 CAPITAL STOCK

     Section 1.  FORM.

    (a) Except as otherwise provided for in paragraph (b) of this Section 1, the interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. Each stock certificate may but need not be sealed with the seal of the Corporation.

    (b) If authorized by resolution of the Board, the Corporation may issue some or all of the shares of any or all of its classes or series without certificates. The issuance of such shares shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any shares not represented by certificates, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares (i) the name of the Corporation as issuer and the Corporation's state of incorporation,
(ii) the name of the person to whom such shares are issued, (iii) the number of shares and class of shares and series, if any, and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate would be required to be noted on such certificate, by law, by the Articles of Incorporation or these By-Laws, or by any legal agreement among the shareholders of the Corporation.

    Section 2. TRANSFER. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation's stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article X of these By-Laws.

    Section 3. RIGHTS OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

    Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                 ARTICLE XIII.

                                     SEAL

    The corporate seal shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

                                 ARTICLE XIV.

                    REGISTERED OFFICE AND REGISTERED AGENT

    The address of the initial registered office of the corporation is Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326 and the name of the initial registered agent is Richard G. Greenstein. The corporation may amend this Article XIII at any time to change its registered office or registered agent, without further action of its officers or directors, by filing with the Secretary of State a notice of such change, in accordance with Section 14-2-502 of the Code, or any successor statute.

    The corporation may have other offices at such places within or without the State of Georgia as the Board may from time to time designate or the business of the corporation may require or make desirable.

                                  ARTICLE XV.

                             AMENDMENT TO BY-LAWS

     Section 1. AMENDMENT OF BY-LAWS BY BOARD OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation, by applicable law or by the provisions of this Article XV, the board of directors may amend or repeal any provision of the By-Laws of the Corporation or adopt any new By-Law, unless the shareholders have adopted, amended or repealed a particular By-Law provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor. The board of directors may adopt, amend, alter or repeat the By-Laws of the Corporation only by the vote of a majority of the entire Board.

     Section 2. SUPERMAJORITY REQUIRED FOR AMENDMENT BY SHAREHOLDERS. The shareholders of the Corporation have the right, in accordance with the voting requirements set forth in this Section 2 of Article XV, to amend or repeal any provision of these By-Laws, or to adopt new By-Law provisions, even though such provisions may also be adopted, amended or repealed by the Board. Except as may otherwise specifically be required by law, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required for the shareholders to adopt, amend, alter or repeal any provision of the By-Laws of the Corporation.